UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WGL Holdings, Inc.:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Washington Gas Light Company:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 6, 2018 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of January 25, 2017 (the “Merger Agreement”), by and among WGL Holdings, Inc., a Virginia corporation (the “Company”), AltaGas Ltd., a Canadian corporation (“Parent”), and Wrangler Inc., a Virginia corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company on the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming an indirect wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the Company, Parent or Merger Sub or any holder of any shares of common stock, no par value, of the Company (the “Company Common Stock”) or any holder of shares of capital stock of Merger Sub or Parent, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that were held by the Company or any of its subsidiaries or by Parent or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time) was converted automatically into and thereafter represented solely the right to receive $88.25 in cash, without interest (the “Merger Consideration”). Shares of Company Common Stock held by the Company or any of its subsidiaries or by Parent or Merger Sub or any of their respective subsidiaries were not entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, each Pre-Signing Company Equity Award (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, whether or not then vested and exercisable, automatically became fully vested at the Effective Time, and each such Pre-Signing Company Equity Award, whether payable in cash or shares of Company Common Stock, was cancelled in consideration for the right to receive a lump sum cash payment in an amount equal to: (1) with respect to each Pre-Signing Company Performance Share Award (as defined in the Merger Agreement), the product of (a) the Merger Consideration and (b) the number of shares of Company Common Stock represented by such Pre-Signing Company Performance Share Award, and (2) with respect to each Pre-Signing Company Performance Unit Award (as defined in the Merger Agreement), the product of (a) $1.00 and (b) the number of performance units represented by such Pre-Signing Company Performance Unit Award, in each case, subject to the following: (i) with respect to each such Pre-Signing Company Equity Award that was subject to a relative total shareholder return (“Relative TSR”) performance condition, the number of shares or units, as applicable, represented by such Pre-Signing Company Equity Award was based upon the greater of (x) satisfaction of such performance condition at the Company’s actual percentile position as of the date on which the Effective Time occurred (determined without regard to any four-quarter averaging mechanism) and (y) deemed satisfaction of such performance condition at the target level; and (ii) with respect to each such Pre-Signing Company Equity Award that was subject to a performance condition other than Relative TSR, the number of shares or units, as applicable, represented by such Pre-Signing Company Equity Award was based upon deemed satisfaction of applicable performance conditions at the target level. As of the Effective Time, all dividends, if any, accrued but unpaid with respect to Pre-Signing Company Equity Awards automatically became fully vested and were paid to the holder thereof.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2017 as Exhibit 2.1 to the Company and Washington Gas Light Company’s (“Washington Gas”) Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2018, in connection with the anticipated closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each share of Company Common Stock would be cancelled and converted into the right to receive the Merger Consideration and requested that trading of the Company Common Stock on the

NYSE be suspended after the close of trading on the Closing Date. In addition, the Company requested that the NYSE file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist the Company Common Stock from the NYSE and to withdraw the registration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 25 was filed on July 9, 2018.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, holders of Company Common Stock immediately prior to the Effective Time ceased having any rights as shareholders of the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger and at the Effective Time, each of the Company and Washington Gas became an indirect wholly-owned subsidiary of Parent, and a change in control of each of the Company and Washington Gas occurred. Additionally, in connection with the Merger, the Company established a bankruptcy remote special purpose entity, Wrangler SPE LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “SPE”), for the purposes of owning the common stock of Washington Gas and ring fencing Washington Gas, with the intention of removing Washington Gas from the bankruptcy estate of Parent and its affiliates (other than Washington Gas and the SPE) in the event of bankruptcy or insolvency proceedings of Parent or any of its affiliates. The Company is the sole equity member of the SPE. On July 6, 2018, all of the common stock of Washington Gas held by the Company was transferred to the SPE.

On July 6, 2018, Washington Gas and the SPE entered into the Stockholder Agreement (the “Stockholder Agreement”). Pursuant to the Stockholder Agreement, the Stockholder (as defined in the Stockholder Agreement) and Washington Gas shall take all Necessary Action (as defined in the Stockholder Agreement) to cause the Board of Directors of Washington Gas (the “Washington Gas Board”) to be comprised of seven directors, (i) one of whom shall be the Chief Executive Officer of Washington Gas, (ii) one of whom shall be the Chief Executive Officer of Parent, (iii) four of whom shall be Independent Directors (as defined in the Stockholder Agreement), who shall be designated by Parent and who may include up to three Independent Directors currently serving on the Board of Directors of the Company (the “Company Board”), and (iv) one of whom shall be a director (which may be a non-Independent Director) designated by Parent. In addition, pursuant to the Stockholder Agreement, the Stockholder and Washington Gas each agreed to take all Necessary Action to, among other things, (1) nominate new slates of directors to the Washington Gas Board, (2) remove directors or fill vacancies in the Washington Gas Board, (3) maintain the size of the Washington Gas Board and (4) vote all shares of common stock of Washington Gas in accordance with the above composition of the Washington Gas Board.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2018, Terry D. McCallister retired from his officer positions of Chairman of the Company Board, Chairman of the Washington Gas Board and Chief Executive Officer of each of the Company and Washington Gas. Mr. McCallister will continue to serve as Chairman of the Company Board in a non-officer capacity through July 20, 2018 to assist with the transition following the Merger, pursuant to a service agreement entered into with Washington Gas on July 6, 2018, which provides him with a lump sum cash payment of $34,231 as compensation for such transition services. In connection with his retirement, Mr. McCallister also entered into a Separation Agreement and General Release with Washington Gas, which provides that Mr. McCallister’s retirement constitutes a “Good Reason Resignation” under the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (as amended, the “CIC Severance Plan”). In connection with his Good Reason Resignation, Mr. McCallister will receive, under the CIC Severance Plan, the following, provided he does not exercise his revocation right under the Separation Agreement and General Release as provided therein: (i) a cash severance payment of $5,685,284, which amount equals the sum of (A) three (3) times the sum of his base salary and target short-term incentive, plus (B) a pro-rata target short-term incentive payment (with such proration based on the number of days of his employment with the Company from October 1, 2017 through July 6, 2018); (ii) continued medical and dental coverage under the Company’s plan(s) for the 18-month period following his retirement date (at the Company’s cost) and a medical and dental benefit continuation payment to cover the cost of such coverage for the next 18-month period, together with additional cash payments to compensate Mr. McCallister for any income taxes payable in connection with such medical and dental benefits; and (iii) reimbursement for up to $25,000 in outplacement services. Additionally, pursuant to the terms set forth in the Company Disclosure Schedules to the Merger Agreement, the vesting of Mr. McCallister’s Post-Signing Company Equity Awards (as defined in the Merger Agreement) was accelerated upon his retirement.

On July 6, 2018, the Company Board and the Washington Gas Board appointed Adrian P. Chapman Chief Executive Officer of the Company and Washington Gas, respectively. Mr. Chapman retained his title as President of each of the Company and Washington Gas. In connection with his appointments, Mr. Chapman entered into a letter agreement with Washington Gas providing, inter alia, for an annual base salary of $630,000, a retention bonus of $3,059,500, payable within the 30-day period immediately following the Closing Date (the “Chapman Retention Bonus”), eligibility to receive certain short- and long-term incentive awards during his tenure and, upon his retirement, accelerated vesting of the long-term incentive awards granted to him in October 2017 (to the extent still outstanding and unvested) (the “Equity Acceleration”). Payment of the Chapman Retention Bonus is subject to Mr. Chapman’s timely execution (and non-revocation) of a general release of claims and Mr. Chapman’s compliance with Washington Gas’s Policy of Post-Employment Restrictions. In exchange for the Chapman Retention Bonus, pursuant to the letter agreement, Mr. Chapman relinquished certain rights he had under the CIC Severance Plan. Pursuant to the letter agreement, Mr. Chapman’s annual bonus will have a target amount equal to 85% of his then-current base salary, and it is expected that Mr. Chapman’s annual long-term incentive award grant will have an aggregate grant date value equal to 180% of his then-current base salary. Mr. Chapman is 60 years old and has served as President and Chief Operating Officer of each of the Company and Washington Gas since October 1, 2009. In connection with the commitments made in the regulatory proceedings related to the Merger, on July 6, 2018, Mr. Chapman was also appointed to serve on the Washington Gas Board. Mr. Chapman also serves as a director of several of the Company’s wholly-owned subsidiaries. In addition, Mr. Chapman serves as Chief Executive Officer of Wrangler 1 LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Wrangler 1”), President and Chief Executive Officer of AltaGas Utility Holdings (U.S.) Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“AUHUS”), and Executive Vice President of AltaGas Services (U.S.) Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“ASUS”).

On July 6, 2018, the Company Board and the Washington Gas Board appointed Vincent L. Ammann, Jr. Executive Vice President of the Company and Washington Gas, respectively. Mr. Ammann also retains his title as Chief Financial Officer of each of the Company and Washington Gas. In connection with his appointments, Mr. Ammann also entered into a letter agreement with Washington Gas with substantially similar terms to the letter agreement entered into by Mr. Chapman, except that Mr. Ammann’s letter agreement provides for (i) an annual base salary of $525,000, (ii) a retention bonus of $2,348,200, (iii) a target annual bonus amount equal to 70% of Mr. Ammann’s then-current base salary and (iv) an expected annual long-term incentive award grant with an aggregate grant date value equal to 130% of Mr. Ammann’s then-current base salary. Mr. Ammann is not entitled to the Equity Acceleration, and his outstanding long-term incentive awards will be governed by the award agreements pursuant to which such awards were granted. Mr. Ammann is 58 years old and previously served as the Senior Vice President and Chief Financial Officer of each of the Company and Washington Gas since 2013 and, prior to that, as Vice President and Chief Financial Officer of each of the Company and Washington Gas from 2006 to 2013. On July 6, 2018, Mr. Ammann was appointed to serve on the Company Board. Mr. Ammann also serves as a director of several of the Company’s wholly-owned subsidiaries. In addition, Mr. Ammann serves as Executive Vice President and Chief Financial Officer of Wrangler 1, Chief Financial Officer of AUHUS and Executive Vice President Finance of ASUS.

On July 6, 2018, the Company Board and the Washington Gas Board appointed Luanne S. Gutermuth Executive Vice President and Chief Administrative Officer of the Company and Washington Gas, respectively. On July 11, 2018, Ms. Gutermuth also entered into a letter agreement with Washington Gas.

Ms. Gutermuth’s letter agreement is substantially similar to those entered into by Messrs. Chapman and Ammann, except that it provides for (i) an annual base salary of $479,000, (ii) a retention bonus of $1,557,800, payable in two installments on the first and second anniversaries of the Closing Date, (iii) a target annual bonus amount equal to 60% of Ms. Gutermuth’s then-current base salary and (iv) an expected annual long-term incentive award grant with an aggregate grant date value equal to 110% of Ms. Gutermuth’s then-current base salary. Ms. Gutermuth is not entitled to the Equity Acceleration, and her outstanding long-term incentive awards will be governed by the award agreements pursuant to which such awards were granted. Ms. Gutermuth is 55 years old and has previously served as the Senior Vice President and Chief Human Resource Officer of each of the Company and Washington Gas.

On July 6, 2018, Leslie T. Thornton, Senior Vice President, General Counsel and Corporate Secretary of each of the Company and Washington Gas, entered into a letter agreement to extend the 90-day period during which she must tender her resignation in order for such resignation to be considered a Good Reason Resignation (as defined in the CIC Severance Plan) through November 30, 2018. Prior to her resignation, Ms. Thornton initially will remain in her current roles and help transition her duties to her successor, including working with the search firm on its external search for her successor. Ms. Thornton plans to retire from her positions with the Company and Washington Gas on or before November 30, 2018. If Ms. Thornton tenders her Good Reason Resignation on or prior to November 30, 2018, she will be eligible to receive the payments and benefits she was eligible to receive under the CIC Severance Plan in connection with a Good Reason Resignation and accelerated vesting of her Post-Signing Company Awards.

The foregoing descriptions of the service agreement and Separation Agreement and General Release entered into by Mr. McCallister and the letter agreements entered into by Messrs. Chapman and Ammann and Mses. Gutermuth and Thornton are summaries, do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, copies of which will be included as exhibits to the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2018.

On July 6, 2018, in accordance with the Merger Agreement, (1) each of Michael D. Barnes, George P. Clancy, Jr., James W. Dyke, Jr., Linda R. Gooden, James F. Lafond, Debra L. Lee and Dale S. Rosenthal, each a member of the Company Board immediately prior to the Effective Time, submitted his or her resignation from the Company Board, effective immediately prior to the Effective Time, and (2) Wrangler 2 LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Wrangler 2”), as the sole shareholder of the Company immediately following the Merger, elected each of Vincent L. Ammann, Jr., David M. Harris, Nancy C. Floyd and Terry D. McCallister to serve on the Company Board, effective as of the Effective Time, until his or her respective successor is elected and qualified. As discussed above, Messrs. Ammann and McCallister were employees of Washington Gas prior to the Merger, and Mr. Ammann continues to be an employee of Washington Gas following the Merger. Ms. Floyd also serves as a director of certain of Parent’s wholly-owned subsidiaries.

Other than as set forth above, the Company is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with the Company. Other than as set forth above, the Company is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, on July 6, 2018, (1) each of Michael D. Barnes, George P. Clancy, Jr., Nancy C. Floyd, James F. Lafond, Debra L. Lee and Terry D. McCallister, each a member of the Washington Gas Board immediately prior to the Effective Time, submitted his or her resignation from the Washington Gas Board, effective immediately prior to the Effective Time, and (2) the Washington Gas Board appointed each of Adrian P. Chapman, John E. Lowe, David M. Harris and John F. Stark to serve on the Washington Gas Board, effective immediately following the Effective Time. James W. Dyke, Jr., Linda R. Gooden and Dale S. Rosenthal, each a member of the Washington Gas Board immediately prior to the Effective Time, will continue to serve on the Washington Gas Board. Mr. Stark was appointed to serve as Chairman of the Washington Gas Board. As discussed above, Mr. Chapman was an employee of Washington Gas prior to the Merger and continues to be an employee of Washington Gas following the Merger. Messrs. Harris and Lowe were employees of Parent prior to the Merger, serving as President and Chief Executive Officer and Executive Vice President, respectively, and continue to serve in such capacities following the Merger. The current composition of the Washington Gas Board is consistent with the commitments made in the regulatory proceedings related to the Merger and in accordance with the Stockholder Agreement.

Other than as set forth above, Washington Gas is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with Washington Gas. Other than as set forth above, Washington Gas is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

The director resignations discussed above were not the result of any disagreements with the Company or Washington Gas.

In connection with the Merger, the Executive, Governance and Human Resources Committees of the Company Board have been dissolved. The Company Board appointed Ms. Floyd to serve as Chair of the Audit Committee for the Company Board. Mr. McCallister was also appointed to serve on the Audit Committee of the Company Board.

Also in connection with the Merger, the Executive Committee of the Washington Gas Board was dissolved. The Governance Committee of the Washington Gas Board became the Governance & Environment, Health and Safety Committee (“Governance & EHS Committee”). The Washington Gas Board appointed Mr. Dyke to serve as Chairman of the Governance & EHS Committee. Other directors appointed to the Governance & EHS Committee were Messrs. Lowe and Stark. The Washington Gas Board appointed Ms. Rosenthal to serve as Chair of the Audit Committee of the Washington Gas Board. Other directors appointed to the Audit Committee of the Washington Gas Board were Ms. Gooden and Mr. Stark. Finally, the Washington Gas Board appointed Ms. Gooden to serve as Chair of the Human Resources Committee of the Washington Gas Board. Other directors appointed to the Human Resources Committee were Messrs. Dyke and Harris.

As compensation for the above director appointments, Mr. Stark will receive an annual cash retainer of $200,000, and each of Mr. Dyke and Mses. Floyd, Gooden and Rosenthal will receive an annual cash retainer of $175,000, in each case, paid in equal installments quarterly in arrears, subject to each such director’s continued service on the Company Board or the Washington Gas Board, as applicable, during such quarter (with proration for any partial quarters of service). In addition, to the extent any of the non-executive directors also serves on the board of directors of another subsidiary of Parent, such non-executive director’s annual cash retainer will be increased by $25,000. Non-executive directors will also be entitled to reimbursement for their reasonable out-of-pocket expenses incurred while acting as directors, including travel expenses.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on July 6, 2018, the Bylaws of the Company (the “Bylaws”) were amended to, among other things, provide for certain changes to (i) individuals’ or shareholders’ ability to call special meetings, including the ability of the most senior officer of the Company to call such meetings; (ii) the shareholder notice provisions and shareholders’ ability to submit shareholder proposals; (iii) the composition of the Company Board, including the removal of the requirement to have a Lead Director (as defined in the Bylaws); (iv) director nomination procedures; (v) individuals’ or directors’ ability to call special meetings of the Company Board; (vi) the existence and composition of the committees of the Company Board, including the removal of the requirement to have an Executive Committee; (vii) the compensation of the directors serving on the Company Board; (viii) the designation of certain required officers of the Company; and (ix) the fiscal year of the Company to provide that such fiscal year may be adjusted from time to time by the Company Board.

In addition, in connection with the Merger, on July 6, 2018, the Bylaws of Washington Gas (the “Washington Gas Bylaws”) were amended to, among other things, provide for certain changes to (i) individuals’ or shareholders’ ability to call special meetings; (ii) the number and composition of the Washington Gas Board, including the removal of the requirement to have a Lead Director (as defined in the Washington Gas Bylaws), and to provide that the number of directors shall be fixed at seven, in accordance with the Stockholder Agreement; (iii) individuals’ or directors’ ability to call special meetings of the Washington Gas Board; (iv) the existence and composition of the committees of the Washington Gas Board, including the removal of the requirement to have an Executive Committee; (v) the compensation of the directors serving on the Washington Gas Board; (vi) the designation of certain required officers of Washington Gas; and (vii) the fiscal year of Washington Gas to provide that such fiscal year may be adjusted from time to time by the Washington Gas Board.

The foregoing descriptions of the Bylaws and the Washington Gas Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaws and the Washington Gas Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Company Board and Washington Gas Board adopted the Code of Business Ethics of Parent (the “Parent Code of Ethics”), effective as of the Effective Time. The Parent Code of Ethics applies to each director, officer and employee of the Company and of Washington Gas, including the respective Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

The foregoing description of the Parent Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Parent Code of Ethics, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Parent Code of Ethics is also posted on the Company’s websites at www.wglholdings.com and www.washingtongas.com. The Company and Washington Gas also anticipate filing any future amendment or waiver of the Parent Code of Ethics on their respective websites within four business days of the date thereof. The contents of the Company’s and Washington Gas’ websites are not incorporated by reference in this Current Report on Form 8-K or made a part hereof for any purpose.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 6, 2018, Wrangler 2, as the sole shareholder of the Company, pursuant to an action by unanimous written consent in lieu of an annual meeting, elected each of Vincent L. Ammann, Jr., Nancy C. Floyd, David M. Harris and Terry D. McCallister to serve on the Company Board, effective as of the Effective Time, until his or her respective successor is elected and qualified.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2017, among WGL Holdings, Inc., Wrangler Inc. and AltaGas, Ltd., incorporated herein by reference to Exhibit 2.1 to WGL Holdings, Inc. and Washington Gas Light Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2017.

3.1	Bylaws of WGL Holdings, Inc., as amended effective July 6, 2018.

3.2	Bylaws of Washington Gas Light Company, as amended effective July 6, 2018.

10.1	Stockholder Agreement, dated as of July 6, 2018, between Washington Gas Light Company and Wrangler SPE LLC.

14.1	Code of Business Ethics of AltaGas Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

July 12, 2018	By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial Officer)